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                                                                 Exhibit 3.23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We consent to the incorporation by reference in the registration statements of Microfluidics International Corporation on Form S-8 (File Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607 and 333-29949) of our report dated February 12, 1997, on our audits of the consolidated financial statements of Microfluidics International Corporation as of December 31, 1996, and for each of the two years ended December 31, 1996, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1997.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 27, 1998